                                                                   Exhibit (99)





                 GENESCO STOCK SAVINGS PLAN

                 Financial Statements

                 January 31, 1996 and 1995

                 April 2, 1996


                 To the Participants and Administrator
                 of the Genesco Stock Savings Plan


                              Report of Independent Accountants

                 In our opinion, the accompanying statement of financial condition and the related statement of income and changes in plan equity present fairly, in all material respects, the financial condition of the Genesco Stock Savings Plan at January 31, 1996 and 1995, and the income and changes in plan equity for each of the three years in the period ended January 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



                 /s/ Price Waterhouse LLP

                                       GENESCO STOCK SAVINGS PLAN
                                       Statement of Financial Condition
                                       January 31



         ----------------------------------------------------------------------------------------------------
         ASSETS                                                                   1996                   1995
         ----------------------------------------------------------------------------------------------------
         Due from Genesco Inc.                                             $    61,612             $  128,526
         ----------------------------------------------------------------------------------------------------
         TOTAL ASSETS                                                      $    61,612             $  128,526
         ====================================================================================================


         LIABILITIES AND PLAN EQUITY
         ----------------------------------------------------------------------------------------------------
         Payable to withdrawn participants                                 $       828             $    8,317
         Plan equity                                                            60,784                120,209
         ----------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES AND PLAN EQUITY                                 $    61,612             $  128,526
         ====================================================================================================





  The accompanying Notes are an integral part of these Financial Statements.

                          GENESCO STOCK SAVINGS PLAN
                          Statement of Income and Changes in Plan Equity For the Years Ended January 31



         ------------------------------------------------------------------------------------------------------
                                                                       1996             1995               1994
         ------------------------------------------------------------------------------------------------------
         Interest income                                       $      9,311      $    15,509        $    16,345
         ------------------------------------------------------------------------------------------------------
         Employee contributions                                      88,938          210,779            302,040
         Options exercised                                          (19,278)         (22,627)          (188,238)
         Distributions to withdrawn participants                   (138,396)        (349,022)           (84,138)
         ------------------------------------------------------------------------------------------------------
         Net increase (decrease) in plan equity                     (59,425)        (145,361)            46,009
         Plan equity at beginning of period                         120,209          265,570            219,561
         ------------------------------------------------------------------------------------------------------
         PLAN EQUITY AT END OF PERIOD                          $     60,784      $   120,209       $    265,570
         ======================================================================================================





  The accompanying Notes are an integral part of these Financial Statements.

                          GENESCO STOCK SAVINGS PLAN
                          Notes to Financial Statements


         NOTE 1
         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         The records of the Genesco Stock Savings Plan (the "Plan") are maintained on the accrual basis of accounting.

         All expenses incurred in administration of the Plan are paid by Genesco Inc. (the "Company") and are excluded from these financial statements.


         NOTE 2
         THE PLAN

         BACKGROUND AND SUMMARY
         The following description of the Plan provides only general information. Participants should refer to the Plan prospectus for a more complete description of the Plan's provisions.

         The Plan was created in June 1990 to advance the interests of the Company and its shareholders by enabling the Company to attract and retain qualified employees and by encouraging employees to identify with shareholder interests through the acquisition of shares of the Company's common stock.

         During fiscal year 1996, the Company's board of directors voted to adopt a new plan, the Genesco Employee Stock Purchase Plan, as a replacement for the Plan. The board of directors' adoption was approved by the Company's shareholders on June 28, 1995.
         Consequently, the options granted on October 1, 1994 ("Plan 1994") are the final options to be granted under the Plan.

         ELIGIBILITY
         All employees become eligible to participate in the Plan after one year of employment with more than 1,000 hours of service and annual compensation of less than $100,000.

         CONTRIBUTIONS
         Contributions to the Plan are solely from participating employees of the Company who, through after-tax payroll deductions, may use their contributions, and interest earned thereon, to purchase common stock of the Company at the end of a two-year option period.

         An option enables the participant to purchase shares of the Company's common stock at the lower of the fair market value of such shares at the date the option is granted or the date at which it is exercised The options granted and rights thereto may not be sold, assigned, pledged or otherwise transferred and may be exercised during the lifetime of the participant only by the participant.

                          GENESCO STOCK SAVINGS PLAN
                          Notes to Financial Statements


         NOTE 2
         THE PLAN, CONTINUED


         PARTICIPANT ACCOUNTS
         A separate account is maintained for participant's contributions and interest income thereon. The Company provides each participant with an annual statement reflecting the value of their account. Participant contributions are held by Genesco Inc., which has an unfunded and unsecured obligation to the Plan.

         The Plan requires interest income to be credited to the participants' accounts quarterly based on their average account balance and computed using the index rate of a local bank in effect on the first business day of each quarter.

         VESTING
         Participants are 100% vested in the value of their account and may withdraw from the Plan at any time with 30 days advance notice.

         If a participant is terminated for any reason other than retirement or death, the participant's involvement in the Plan and any unexercised options automatically terminate, and the participant will receive the balance of their account in cash.

         TERMINATION OF THE PLAN
         The Company reserves the right to terminate the Plan at any time. In the event of plan termination, the balance of each participant's account shall be paid in cash as soon as is reasonably practical.

         PLAN ADMINISTRATOR
         The Plan is administered by the director of employee benefits of the Company and, as to certain matters, by the compensation committee of the board of directors or the board of directors of the Company.

         REGULATORY MATTERS
         The Plan is intended to qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, no income will result for federal income tax purposes when an option is granted or exercised, however, income may result upon disposition of the stock. Interest accruing on a participant's account is includable in taxable income of the participant upon the earlier of withdrawal from the Plan or exercise of the participant's option.

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                          GENESCO STOCK SAVINGS PLAN
                        Notes to Financial Statements


         NOTE 3
         SUPPLEMENTAL DATA


         -------------------------------------------------------------------------------------------------------
                                                                                 PLAN          PLAN         PLAN
         OPTIONS TO PURCHASE COMPANY STOCK                        TOTAL          1992          1993         1994
         -------------------------------------------------------------------------------------------------------
         Outstanding, January 31, 1994                           78,675        42,299        36,376            -
         -------------------------------------------------------------------------------------------------------
         Granted                                                 66,158             -             -       66,158
         Exercised                                               (9,527)       (9,527)            -            -
         Withdrawn                                              (54,877)      (32,772)      (19,564)      (2,541)
         -------------------------------------------------------------------------------------------------------
         Outstanding, January 31, 1995                           80,429           -0-        16,812       63,617
         -------------------------------------------------------------------------------------------------------
         Exercised                                               (4,284)            -        (4,284)           -
         Withdrawn                                              (39,975)            -       (12,528)     (27,447)
         -------------------------------------------------------------------------------------------------------
         Outstanding, January 31, 1996                           36,170             -            -0-      36,170
         =======================================================================================================

         Fair market value of stock at date of grant                        $   7.625     $   8.625    $    2.50
         Date of grant                                                        10/1/92       10/1/93      10/1/94
         Fair market value of stock at date of exercise                     $   2.375     $    4.50          N/A
         Exercise date                                                        9/30/94       9/30/95      9/30/96

         -------------------------------------------------------------------------------------------------------
                                                                                 PLAN          PLAN         PLAN
         NUMBER OF PARTICIPANTS                                   TOTAL          1992          1993         1994
         -------------------------------------------------------------------------------------------------------
         As of February 1, 1994                                     300           161           139            -
         -------------------------------------------------------------------------------------------------------
         Initial enrollment                                         284             -             -          284
         Exercised options                                          (38)          (38)            -            -
         Withdrawn                                                 (210)         (123)          (73)         (14)
         -------------------------------------------------------------------------------------------------------
         As of January 31, 1995                                     336            -0-           66          270
         -------------------------------------------------------------------------------------------------------
         Exercised options                                          (19)            -           (19)           -
         Withdrawn                                                 (206)            -           (47)        (159)
         -------------------------------------------------------------------------------------------------------
         As of January 31, 1996                                     111             -           -0-          111
         =======================================================================================================

                                                                   Exhibit (99)





GENESCO EMPLOYEE STOCK PURCHASE PLAN

Financial Statements

January 31, 1996

April 2, 1996


To the Participants and Administrator
of the Genesco Employee Stock Purchase Plan


                      Report of Independent Accountants

In our opinion, the accompanying statement of financial condition and the related statement of income and changes in plan equity present fairly, in all material respects, the financial condition of the Genesco Employee Stock Purchase Plan at January 31, 1996 and the income and changes in plan equity for the period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP

                         GENESCO EMPLOYEE STOCK PURCHASE PLAN
                         Statement of Financial Condition
                         January 31



          ------------------------------------------------------------------------------------
          ASSETS                                                                          1996
          ------------------------------------------------------------------------------------
          Due from Genesco Inc.                                                       $171,137
          ------------------------------------------------------------------------------------
          TOTAL ASSETS                                                                $171,137
          ====================================================================================

          LIABILITIES AND PLAN EQUITY
          ------------------------------------------------------------------------------------
          Payable to withdrawn participants                                           $  2,309
          Plan equity                                                                  168,828
          ------------------------------------------------------------------------------------
          TOTAL LIABILITIES AND PLAN EQUITY                                           $171,137
          ====================================================================================





  The accompanying Notes are an integral part of these Financial Statements.

                           GENESCO EMPLOYEE STOCK PURCHASE PLAN
                           Statement of Income and Changes in Plan Equity For the Four Months Ended January 31



          -------------------------------------------------------------------------------------------
                                                                                                 1996
          -------------------------------------------------------------------------------------------
          Employee contributions                                                            $172,095
          Options exercised                                                                        -
          Distributions to withdrawn participants                                             (3,267)
          ------------------------------------------------------------------------------------------
          Net increase in plan equity                                                        168,828
          Plan equity at beginning of period                                                       -
          ------------------------------------------------------------------------------------------
          PLAN EQUITY AT END OF PERIOD                                                      $168,828
          ==========================================================================================





  The accompanying Notes are an integral part of these Financial Statements.

                         GENESCO EMPLOYEE STOCK PURCHASE PLAN
                         Notes to Financial Statements



          NOTE 1
          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The records of the Genesco Employee Stock Purchase Plan (the "Plan") are maintained on the accrual basis of accounting.

          All expenses incurred in administration of the Plan are paid by Genesco Inc. (the "Company") and are excluded from these financial statements.



          NOTE 2
          THE PLAN

          BACKGROUND AND SUMMARY
          The following description of the Plan provides only general information. Participants should refer to the Plan prospectus for a more complete description of the Plan's provisions.

          The Plan was created in June 1995 to advance the interests of the Company and its shareholders by attracting and retaining qualified employees and by encouraging them to identify with shareholder interests through the acquisition of shares of the Company's common stock.

          ELIGIBILITY
          Each employee, excluding statutory insiders, whose total annual base salary is less than $100,000 and whose customary employment is greater that 20 hours per week and greater than five months per year is eligible to participate in the Plan as long as the employee has been employed by the Company for at least six months prior to the grant date.

          CONTRIBUTIONS
          Contributions to the Plan are solely from participating employees of the Company who, through after-tax payroll deductions, may use their contributions to purchase common stock of the Company at the end of a one- year option period. The maximum number of shares available to any participant is the lower of 2,000 a year or that number of shares equal to $10,000 divided by the closing market price of the common stock on the grant date. The maximum contribution is $10,000 a year or 15% of the participant's base pay. Shares will be purchased September of the year following the October 1 grant date with the initial grant date being October 1, 1995.

          An option enables the participant to purchase shares of the Company's common stock at the lower of 85% of the market value on the grant date or 85% of the market value on the exercise date. Options are to be granted each year through August 1, 2005, unless the board of directors, at its discretion, determines in advance that no options are to be granted. The options granted and rights thereto may not be sold, assigned, pledged or otherwise transferred and may be exercised during the lifetime of the participant only by the participant.

                         GENESCO EMPLOYEE STOCK PURCHASE PLAN
                         Notes to Financial Statements



          NOTE 2
          THE PLAN, CONTINUED

          PARTICIPANT ACCOUNTS
          A separate account is maintained for participant's contributions. The Company provides each participant with an annual statement reflecting the value of their account. Participant contributions are held by Genesco Inc., which has an unfunded and unsecured obligation to the Plan.

          VESTING
          Participants are 100% vested in the value of their account and may withdraw from the Plan at any time except during the period of September 15 through September 30 which is the time that preparations are made for the issuance of the stock each year.

          If a participant is terminated for any reason other than retirement or death, the participant's involvement in the Plan and any unexercised options automatically terminate, and the participant will receive the balance of their account in cash.

          TERMINATION OF THE PLAN
          The Company reserves the right to terminate the Plan at any time. In the event of plan termination, the balance of each participant's account shall be paid in cash as soon as is reasonably practical.

          PLAN ADMINISTRATOR
          The Plan is to be administered by the compensation committee of the board of directors or another designee of the board of directors.

          REGULATORY MATTERS
          The Plan is intended to qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, no income will result for federal income tax purposes when an option is granted or exercised, however, income may result upon disposition of the stock.

          The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                         GENESCO EMPLOYEE STOCK PURCHASE PLAN
                         Notes to Financial Statements


          NOTE 3
          SUPPLEMENTAL DATA


          --------------------------------------------------------------------------------------
                                                                                            PLAN
          OPTIONS TO PURCHASE COMPANY STOCK                                                 1995
          --------------------------------------------------------------------------------------
          Granted - October 1, 1995                                                      134,752
          Exercised                                                                            -
          Withdrawn                                                                       (4,187)
          --------------------------------------------------------------------------------------
          Outstanding, January 31, 1996                                                  130,565
          ======================================================================================

          85% of fair market value of stock at date of grant                           $    3.72
          Date of grant                                                                  10/1/95
          85% of fair market value of stock at date of exercise                              N/A
          Exercise date                                                                  9/30/96


          --------------------------------------------------------------------------------------
                                                                                            PLAN
          NUMBER OF PARTICIPANTS                                                            1995
          --------------------------------------------------------------------------------------
          Initial enrollment - October 1, 1995                                               220
          Exercised options                                                                  -0-
          Withdrawn                                                                          (10)
          --------------------------------------------------------------------------------------
          As of January 31, 1996                                                             210
          ======================================================================================